Exhibit 23.1


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our reports dated April 17, 1995 on the consolidated financial statements (and schedules) of The Quick & Reilly Group, Inc. and subsidiaries included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-3 (No. 33-63950) and Registration Statement on Form S-8 (No. 33-28345).



                                        Arthur Andersen LLP